UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Bowater Incorporated (“Bowater”), a subsidiary of AbitibiBowater Inc. (“AbitibiBowater”), and certain of Bowater’s direct and indirect subsidiaries, entered into amendments, effective as of March 31, 2008 (the “Amendments”), to Bowater’s U.S. and Canadian credit agreements. In connection with certain financing transactions being entered into by Abitibi-Consolidated Inc. (“Abitibi”), a subsidiary of AbitibiBowater, Abitibi is providing potential lenders with a summary of the amendments to Bowater’s credit agreements. A copy of the summary provided to the lenders is furnished with this Current Report as Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing. By filing this Current Report on Form 8-K and furnishing the information contained herein, including Exhibit 99.1, the Company makes no admission as to the materiality of any such information. AbitibiBowater will file a full description of the material amendments to the credit agreements, as required under Item 1.01 of Form 8-K, not later than April 4, 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Summary of Amendments to Bowater Credit Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

By:	/s/ William G. Harvey
Name:	William G. Harvey
Title:	Senior Vice President and Chief Financial Officer

Dated: March 31, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Summary of Amendments to Bowater Credit Agreements

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